Exhibit 10.2

MASTER EQUIPMENT LEASE

Lease Date: June 4, 2020

Lessee: IEC Electronics Corp. A Corporation organized and registered under the laws of the State of Delaware
Organizational Identification Number (if any): 2158409 (Note: this number is not the same as the Taxpayer Identification Number.)
Chief executive office/residence: 105 Norton Street, Newark, New York 14513
Lessor: M&T Bank, a New York corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14203, Attn: Legal Department.

1. Lease. Subject to the terms hereof, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the units of personal property described on each Equipment Schedule (each an “Equipment Schedule” or “Schedule”) now or hereafter attached hereto, together with all substitutions, replacements, repairs, upgrades, additions, accessories, products and proceeds (collectively, the “Equipment” and separately, a “Unit”) described on each Equipment Schedule, each of which shall incorporate all the terms and conditions of this Master Equipment Lease. Where rights to receive license fees for Software (as described below) and charges for Services (as described below) supplied or to be supplied to Lessee are included in the amount financed by Lessor under the Lease, references to leasing, purchasing, ownership and administration of Equipment under the Lease shall be broadly interpreted to include such Financed Fees (as defined below). “Software” means the software and all related documentation, corrections, updates and revisions used in connection with Equipment financed under a Schedule. “Services” means all training, installation, transportation, handling, maintenance, custom programming, integration, technical consulting and support services relating to Equipment and specified on a Schedule. “Financed Fees” means the Software license, usage or other fees and the charges for Services, if any, specified on a Schedule. Each Equipment Schedule, incorporating by reference the terms and conditions of this Master Equipment Lease, shall constitute a separate instrument of lease and the term “Lease” as used below shall refer to an individual Equipment Schedule which incorporates this Master Equipment Lease, together with the Certificate of Acceptance for that Schedule. In case of inconsistency, the terms of the Schedule shall control.

2. Term. The Term of a Lease shall consist of (i) the Interim Term, if any, and (ii) the Base Term. The Interim Term, if any, shall commence on the date of the Lessee’s execution of the Certificate of Acceptance (provided such date is other than the first of the month) (“Acceptance Date”) and shall extend to the last day of that month (the “Interim Term”). The Base Term shall commence on the first day of the month following the Interim Term, if any, and shall continue for the number of periods specified on the Schedule (the “Base Term”). If the Acceptance Date is the first day of the month there shall be no Interim Term. Lessor is authorized to enter the commencement date and other ministerial information on the Schedule upon receipt of the Certificate of Acceptance. The terms and conditions of this Master Equipment Lease shall continue in effect during any renewal term.

3. Rent; Late Charge. Lessee agrees to pay directly to Lessor at the above address or to Lessor’s assignee the rental payments plus any interim rent as specified on the Equipment Schedule together with all other amounts which may become due under this Master Equipment Lease (the “Rent”). All Rent shall be paid without notice, setoff or demand. If any Rent is not received within five (5) days of the due date,

Lessor may charge and Lessee shall be obligated to pay a late charge in the amount specified on the Equipment Schedule, or, if none is so specified, five percent (5%) of the delinquent amount.

4. Net Lease; Lessee’s Obligations Absolute. Each Lease is a net lease. Lessee’s obligation to pay Rent shall be absolute and unconditional and shall not be subject to any abatement, deferral, reduction, defense, counterclaim, setoff or recoupment for any reason, including without limitation any claim against the manufacturer or loss of possession or use of the Equipment (“Abatement”).

5. Disclaimer of Warranties; Lessee’s Obligations. LESSEE ACKNOWLEDGES THAT FOR THE PURPOSES OF UCC ARTICLE 2A THIS IS A STATUTORY FINANCE LEASE AND LESSOR IS NOT AN AGENT OF THE MANUFACTURER OR VENDOR OF THE EQUIPMENT NOR A LICENSOR. LESSEE SELECTED THE EQUIPMENT AND VENDOR OR LICENSOR. LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE AND FIT FOR LESSEE’S PURPOSES. LESSOR MAKES NO WARRANTY EITHER EXPRESS OR IMPLIED, AS TO, WITHOUT LIMITATION, QUALITY, CONDITION, MERCHANTABILITY, DESIGN, CAPACITY, WORKMANSHIP OR PERFORMANCE OF THE EQUIPMENT, OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. No defect or unsuitability of the Equipment or delay in delivery shall relieve Lessee of the obligation to pay Rent or any other obligation under this Lease. Lessor hereby assigns to Lessee any interest it may have in manufacturers’ warranties which Lessee may enforce in Lessee’s name and at Lessee’s sole expense. Lessee knows it may have rights under any vendor purchase documents and can contact the vendor if any for a description of such rights.

6. Assignment. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, Lessee may not attempt to dispose of any of the Equipment. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable hereunder and under each Schedule. (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an “Assignment”) all or any part of its interest in the Equipment, this Master Equipment Lease or any Schedule or any Rent thereunder, or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor’s obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor’s right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to “Lessor” shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee’s and Lessor’s respective successors and assigns.

7. Title; No Other Liens; Security Interest. Lessee and Lessor intend that: (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true “lease” and a “finance lease” as such terms are defined in Article 2A and not a sale or retention of a security interest; and (2) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule. Lessor and Lessee do not intend this agreement as a disguised installment sale or disguised security agreement. Title to any replacement parts or integral additions to the Equipment shall automatically vest in Lessor. In the event that this transaction shall be determined to be something other than a “True Lease”, Lessee hereby grants to Lessor and any assignee of Lessor a continuing security interest in all of Lessee’s right, title and interest in and to the Equipment, together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale (authorized or unauthorized) or other disposition of the Equipment. Lessee further agrees and covenants not to create or permit any lien or other encumbrance upon the Equipment or this Lease other than Assignee’s interest, and agrees that if Lessee breaches this covenant Assignee may cancel this Lease. Lessor’s ownership interest in titled Equipment shall not be impaired though Lessee’s name may appear on the title certificate.

        If, now or in the future, any of the obligations secured pursuant to any security interest or lien created by this instrument include any Special Flood Zone Lease, then the following shall apply: any such Special Flood Zone Lease shall not be secured pursuant to any security interest or lien created by this instrument in personal property that would constitute "contents" located within Flood Zone Improvements securing such Special Flood Zone Lease, where, for purposes of the foregoing, "Flood Zone Improvements" means any "improved" real property that is located within a Special Flood Hazard Area, a "Special Flood Zone Lease" means an equipment lease, equipment financing, line of credit or other credit facility which is secured by Flood Zone Improvements, and the terms "improved" real property, "Special Flood Hazard Area," and "contents" shall have the meaning ascribed to them by the Flood Disaster Protection Act of 1973, 42 U.S.C. § 4001 et seq., and implementing regulations, 44 C.F.R. Parts 59 et seq., and/or the Federal Emergency Management Agency, all as may be amended from time to time.

8. Risk of Loss. Lessee assumes the entire risk of loss to the Equipment. Lessee shall advise Lessor in writing promptly of the circumstances and extent of any damage to the Equipment. If the Equipment is irreparably damaged, lost, stolen or taken by eminent domain or otherwise, on the next rent payment date Lessee shall, at Lessor’s option, (a) replace it with like equipment approved by Lessor and transfer title to such replacement item to Lessor, or (b) pay to Lessor all Rent due on that date plus the Stipulated Loss Value of such Equipment, less the net amount of any recovery actually received by Lessor from insurance or otherwise. When, in Lessor’s sole discretion, the Equipment can be repaired, Lessee shall at its expense promptly effect such repairs as Lessor deems necessary for compliance with this Lease. Any insurance proceeds received by Lessor for repair of the Equipment shall, at Lessor’s option, be paid either directly to the party completing the repairs, or to reimburse Lessee for the cost of such repairs; provided, however, that Lessor shall have no obligation to make any payment until receipt of evidence satisfactory to Lessor that such repairs have been completed; and further provided that Lessor may apply such proceeds to the payment of Rent if there shall have occurred and be continuing an Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default. Lessee shall, upon Lessor’s request, undertake, by litigation or otherwise, in Lessee’s name, the collection of any claim against any person for such loss or taking, but Lessor shall not be obligated to undertake the collection of any such claim. As used in this Lease, “Stipulated Loss Value” shall mean the product of the cost of the applicable Equipment, times the percentage factor applicable to such rent payment date, as set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. After the final rent payment date of the Base Term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule, and the applicable percentage factor shall be the last percentage factor set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule.

9. Representations and Warranties of Lessee. If Lessee is a business entity, it is duly organized, validly existing and in good standing under the laws of the above-named state of organization. Lessee has the full power and authority to execute, deliver and perform its obligations in accordance with this Lease. The execution and delivery of this Lease will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement governing Lessee or to which Lessee is a party. Lessee’s certificate of incorporation, by-laws or other organizational documents do not prohibit any term or condition of this Lease. Each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Lessee’s execution, delivery or performance of this Lease (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect. Lessee has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

10. Maintenance and Repairs; Business Purpose Only; Use. Lessee at its sole expense shall cause the Equipment to be maintained and kept in good repair according to the manufacturer’s specifications. Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee under a Lease, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; and (3) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property. Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all liens and have a value, utility, residual value, and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by and maintained in the same way as the Equipment under this Master Equipment Lease). Any modification or addition to the Equipment that is required by this Master Equipment Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment shall immediately vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Master Equipment Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility, residual value, and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment.

11. Insurance. Lessee shall maintain at its own expense and at all times property damage, fire, theft and comprehensive insurance for the full replacement value of the Equipment with loss payable provisions in favor of Lessor as lender loss payee as its interests may appear and maintain public liability insurance in the amounts required by Lessor for the relevant Equipment Schedule, naming Lessor as additional insured, all under policies in form, substance and amount and written by companies approved by Lessor. All policies will require thirty (30) days’ (or, in the case of non-payment of premium, ten (10) days’) prior written notice) prior written notice to Lessor of any amendment or cancellation. If Lessee fails to obtain the insurance as provided herein, Lessor may, but is not obligated, to obtain such insurance as Lessor may deem appropriate including, if it so chooses, “single interest insurance” which will cover only Lessor’s interest in the Equipment. Lessee shall pay Lessor for the cost of such insurance. With respect to any Unit for which an Event of Loss has occurred, Lessor shall have the option to apply any insurance proceeds toward replacement of such Unit or payment of Rent and the Stipulated Loss Value relating to such Unit, as contemplated under Section 8 of this Lease. With respect to any Unit suffering damage for which an Event of Loss has not occurred, any related insurance proceeds shall be applied toward repair or replacement of such Unit, provided, however, that, if an Event of Default has occurred and is continuing, Lessor may direct that any such insurance proceeds be applied to the payment of Rent or the Stipulated Loss Value. Upon the request of Lessor, Lessee shall from time to time deliver to Lessor such insurance policies, or other evidence of such policies satisfactory to Lessor and such other related information Lessor may request.

12. Compliance; Inspection. Lessee shall comply with all governmental laws, regulations, requirements and rules, including without limitation environmental and licensing laws and all manufacturer’s operating instructions and warranty requirements for the Equipment, and with the conditions and requirements of all policies of insurance with respect to the Equipment and this Lease. At any time during business hours, Lessor may enter the premises where the Equipment is located, to inspect the Equipment.

13. Taxes and Costs. Lessee shall pay all applicable sales, use and other taxes whether or not stated on the Schedule (including without limitation any amounts due pursuant to increases in rates effective during the Term), license and registration fees, assessments and other government charges, however designated, based upon the Equipment or the Rent or upon the purchase, ownership, use, operation, maintenance, repair, return or other disposition of the Equipment, or for titling or registering the Equipment, including taxes measured by the net income of Lessor to the extent that such taxes are assessed in lieu of other governmental charges. If Lessee represents that Lessee is exempt from payment of income taxes and sales taxes, Lessee will provide Lessor with evidence of such exemptions. Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims which might become a lien on the Equipment. Lessee will also pay all costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Lessor may incur in connection with (i) the administration of each Lease, including any administrative fees Lessor may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Rent or any guaranty thereof; (iii) the exercise, performance ,enforcement or protection of any of the rights of Lessor hereunder; or (iv) the failure of Lessee to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Master Equipment Lease, Lessee shall pay interest at the highest legal rate from the date payment is demanded by Lessor to the date reimbursed by Lessee. All such costs, expenses or fees under this Master Equipment Lease shall be added to the Rent, and shall be due and payable on demand.

14. Application of Payments. Payment shall be applied first to Lessor’s costs and expenses including without limitation attorney’s fees, collection costs and expenses incurred in performing Lessee’s obligations under each Lease, next to charges and fees such as late charges, and last to Rent.

15. General Indemnity. Lessee shall indemnify Lessor and its Affiliates and each officer, employee, accountant, attorney and other agent thereof (each such person being an “Indemnified Party”) on demand, without any limitation as to amount, against each liability, cost and expense (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose, and of any expert or agents an Indemnified Party may retain) heretofore or hereafter imposed on, incurred by or asserted against any Indemnified Party (including any claim involving any allegation of any violation of applicable law of any governmental authority (including any environmental law or criminal law)), however asserted and whether now existing or hereafter arising, arising out of or in connection with the manufacture, purchase, ownership, delivery, installation, possession, use, storage, operation, failure, maintenance, repair, return, repossession or other disposition of the Equipment or with a Lease including (without limitation) claims for injury to or death of persons and for damage to property (collectively “Claims”); provided, however, the foregoing indemnity shall not apply to liability, cost or expense solely attributable to an Indemnified Party’s gross negligence or willful misconduct. Lessee shall give Lessor and any Assignee prompt notice of any Claim. This indemnity agreement shall survive the termination of this Master Equipment Lease.

16. Tax Indemnity. Lessee represents, warrants and covenants that the entire Equipment cost to Lessor qualifies as cost of “property” for purposes of Section 168 of the Internal Revenue Code of 1986, as now or hereafter amended (the “Code”); no person other than Lessor has claimed or will claim any tax deduction or credit related to the Equipment; Lessee will take all actions requested at any time to protect Lessor’s tax ownership of the Equipment; the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions; and the Equipment is not “limited use property” for purposes of Rev. Proc. 2001-28, 2001-1 C.B. 1156. As used herein, “MACRS Deductions” shall mean the deductions under Section 167 of the Code, determined in accordance with the modified Accelerated Cost Recovery System with respect to the cost of any item of the Equipment using the accelerated method set forth in Sections 168(b)(1) or 168(b)(2) of the Code as in effect on the date of this Master Equipment Lease for property assigned to the class of property specified in the Schedule pertaining thereto. Lessee agrees not to do anything to impair or lessen the value of Lessor’s anticipated tax benefits related to the Equipment and expressly agrees that Claims under the indemnity provided in Section 15 hereof shall include: (a) any disallowance, elimination, recapture, reduction or disqualification, in whole or in part, of any tax benefits of Lessor incurred as a result of any act or omission or misrepresentation of Lessee; and (b) any additional tax for which Lessor becomes liable as a result of Lessee having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 2001-28, 2001-1 C.B. 1156 (as it may hereafter be modified or superseded); hereinafter referred to as a “Loss”. If Lessor suffers a Loss, Lessee shall pay to Lessor as additional Rent on the next succeeding rental payment date after Lessor delivers to Lessee written notice of a Loss, or if there is no such date, within thirty (30) days after such notice, the amount which, after deduction of all taxes, interest, additions to tax and penalties that have been or will be required to be paid by Lessor at the highest marginal corporate income or franchise tax rates under all applicable federal, state and local laws, regulations and ordinances, will preserve the Net Economic Return that would have been realized by Lessor had such Loss not occurred. In the case of a Loss resulting from Lessor’s inability to offset, for federal or local income or state franchise tax purposes, income taxable at a rate equal to Lessor’s highest marginal corporate tax rate, basic Rent for the related Schedule shall be adjusted to preserve the Net Economic Return. “Net Economic Return” means the maintenance, at a minimum, of Lessor’s (i) after-tax yield (ii) after-tax aggregate cash flows, and (iii) return on assets as computed by Lessor as of the date of the execution of the applicable Schedule. All of Lessor’s rights and privileges arising from the indemnity in this Section shall survive the expiration or other termination of this Master Equipment Lease. For purposes of this indemnity, the term “Lessor” shall include any affiliated group (within the meaning of Section 1504 of the Code) of which Lessor is a member for any year in which a consolidated income tax return is filed for such affiliated group.

17. Location. Lessee shall not remove the Equipment from its business location specified on the respective Equipment Schedule without Lessor’s prior written consent. Upon the expiration or termination of this Lease, unless Lessee purchases the Equipment pursuant to the Rider (if any) attached to the Equipment Schedule, Lessee shall, at its sole expense, store and continue to insure the Equipment for up to one hundred eighty (180) days and shall deliver the Equipment to Lessor in good condition, ordinary wear and tear excepted, at a location within the United States designated by the Lessor.

18.1. Financial Statements. Lessee shall maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices for its industry consistently applied, and, promptly deliver to the Lessor (i) within thirty (30) days after each month end, unaudited consolidate and consolidating financial statements of the Lessee and each of the Lessee’s subsidiaries as of the end of such month, which financial statement shall consist of income and cash flows for the quarter, for the corresponding month in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the month end all in such detail as the Lessor may request; (ii) within forty-five (45) days after the end of each of its first three fiscal quarters, an unaudited consolidating and consolidated financial statement of the Lessee and each of the Lessee’s subsidiaries as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end all in such detail as the Lessor may request; (iii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of the Lessee’s and each of the Lessee’s subsidiaries’ income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be (check applicable box, if no box is checked the financial statements shall be audited):
X audited  reviewed   compiled

by an independent certified public accountant acceptable to the Lessor; all such statements shall be certified by the Lessee’s chief financial officer to be correct and in accordance with the Lessee’s and each of the Lessee’s subsidiaries’ records and to present fairly the results of the Lessee’s and each of the Lessee’s subsidiaries’ operations and cash flows and its financial position at year end; and (iv) with each statement of income, a certificate executed by the Lessee’s chief executive and chief financial officers or other such person responsible for the financial management of the Lessee (A) setting forth the computations required to establish the Lessee’s compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Lease and the operations and condition (financial or other) of the Lessee and each of Lessee’s subsidiaries during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Lessee has taken with respect thereto. The Lessee shall also promptly provide the Lessor with copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Lessor, such additional information, reports or other information as the Lessor may from time to time reasonably request regarding the financial and business affairs of the Lessee or any of the Lessee’s subsidiaries. If the Lessee is an individual, the Lessee shall provide annually a personal financial statement in form and detail acceptable to the Lessor and such other financial information as the Lessor may from time to time reasonably request.

18.2. Notice of Defaults and Material Adverse Changes. Immediately upon acquiring reason to know of (i) any Event of Default (including, but not limited to, a default under a third party agreement), (ii) any event or condition that has had or could reasonably be expected to have a material adverse effect upon the Lessee or a Lessee’s subsidiary, the Lessee will provide to Lessor a certificate executed by Lessee’s senior individual authorized to transact business on behalf of the Lessee, specifying the date(s) and nature of the event and what action the Lessee or its subsidiary has taken or proposes to take with respect to it.

19. No Liens. With the exception of the security interest granted to Lessor pursuant to this Lease and any applicable Schedule, Lessee shall not create or suffer to exist any lien or other encumbrance of any kind upon the Equipment or this Lease and agrees that if Lessee breaches this covenant Lessor may, at its option, but without any obligation to do so: (i) cancel this Lease; or (ii) perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Equipment or this Lease. Nothing in this Section shall be construed to limit, abridge, supersede, or otherwise invalidate the right of Lessor to make expenditures or to take action or perform an obligation of Lessee as set forth in Section 23 of this Lease.

20. Quiet Enjoyment; Equipment is Personalty. Lessor covenants that so long as no Event of Default shall have occurred, Lessee shall be entitled to quiet possession and use of the Equipment in accordance with this Lease. Lessor and Lessee agree that the Equipment shall remain personal property. Lessee will obtain and deliver upon Lessor’s request any landlord and mortgagee waivers in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on or in which the Equipment is located.

21. Events of Default. Refer to Article 14 of the of the Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 between IEC Electronics Corp., as Borrower, and Manufacturers & Traders Trust Company, as Bank as amended from time to time.

22. Remedies. (a) Immediately upon the occurrence of any Event of Default, Lessor may, without notice or demand, take any or all of the following steps: (1) immediately cancel the Lease and require Lessee, at its expense, promptly to return all or any portion of the Equipment to the possession of Lessor at such place or places as Lessor may designate; (2) without process of law, enter upon the premises where the Equipment is located and take immediate possession of the Equipment, free from all claims for loss or damage caused by repossession; (3) declare immediately due and payable an amount equal to the Liquidated Damages together with all Enforcement Costs (as defined below); (4) sell, re-lease or otherwise dispose of the Equipment as is or with any commercially reasonable preparation, at public or private sale, in one or more parcels, upon any terms, at such place(s) and time(s) and to such persons or firms as Lessor deems best, without demand or notice, although Lessee agrees ten (10) business days’ written notice if given shall be deemed reasonable notice; or (5) exercise any other right or remedy in equity or under applicable law, including without limitation remedies of a secured party under the Uniform Commercial Code. As used herein, “Liquidated Damages” shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of parts (1) or (2) of Section 22(b), depending upon the recovery and disposition of the Equipment leased under the applicable Schedule. Upon the occurrence of the Event of

Default described in Section 21(vi) or (vii) hereof, the remedy provided in Clause (3) above shall be automatically exercised without the requirement of prior written notice to Lessee or of any other act or declaration by Lessor, and the Liquidated Damages described therein shall be immediately due and payable.

(b) (1) If an Event of Default occurs with respect to any Schedule, if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Rent for the then remaining term of such Schedule, minus (C) either, as applicable, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor's having a reasonable opportunity to remarket the Equipment, of the “market rent” for such Equipment (as computed pursuant to UCC Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the “market rent” in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of UCC Article 2A. Any amounts discounted to present value, shall be discounted at the rate of three percent (3%) per annum, compounded annually. Any amounts recovered by Lessor hereunder shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this part (1), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the late charge rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee’s obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant to this part (1).

(b) (2) If an Event of Default occurs with respect to any Schedule, if Lessee fails to return the Equipment in the manner and condition required by this Lease, or Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor an amount calculated as the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, and all Enforcement Costs, less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the Liquidated Damages under this part (2), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this part (2), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the late charge rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules

(whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee’s obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant to this part (2).

        (c) Enforcements costs, as used herein, shall include all of the following (“Enforcement Costs”): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers’ fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. Late charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. No extension of time for payment or performance of any of Lessee’s obligations hereunder shall operate to release, discharge, modify, change or affect the original liability of Lessee for such obligations, either in whole or in part. In any action to repossess any Equipment, Lessee waives any bonds and any surety or security required by any applicable laws as an incident to such repossession. Notices of Lessor’s intention to accelerate, acceleration, nonpayment, presentment, protest, dishonor or any other notice whatsoever (other than as expressly set forth herein) are waived by Lessee. Any notice given by Lessor of any disposition of the Equipment or other intended action of Lessor which is given in accordance with this Lease at least five (5) business days prior to such action, shall constitute fair and reasonable notice of such action. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor’s exercise of its remedies and application of any funds or credits against Lessee’s obligations under any Schedule, and Lessor shall retain any excess after such application.

23. Lessor’s Right to Cure. If Lessee fails to perform or comply with any of the terms hereof, Lessor, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Equipment. Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. An election to make expenditures or to take action or perform an obligation of Lessee under the Lease, after Lessee’s failure to perform, shall not affect Lessor’s right to declare an Event of Default and to exercise its remedies. The provisions of this Section shall not relieve Lessee of any of its obligations hereunder with respect to the Equipment or impose any obligation on Lessor to proceed in any particular manner with respect to the Equipment.

24. Purchase Option and Automatic Renewal. Lessee shall have only such option to purchase the Equipment upon expiration of the Lease as specified in a separate Purchase and Renewal Option Rider (“Rider”) to the Schedule. Any option shall be suspended during the existence of any Event of Default. In addition, in the event Lessee does not intend to exercise the Purchase or Renewal Option as provided for in the Purchase and Renewal Rider attached to a Schedule and made a part thereof, Lessee must notify Lessor of its intent to return the Equipment at least one hundred twenty (120) days but not more than two hundred seventy (270) days prior to the Base Term Expiration Date. If Lessee intends to return the Equipment, it must do so to a location of Lessor’s choosing under the terms and conditions set forth in the Lease. Until and unless Lessee provides Lessor with the notice required hereunder, the Lease shall automatically renew for additional twelve (12) month terms, during which time all of the terms and conditions of the Lease will remain in full force and effect.

25. Further Assurances; Reports. Lessee will execute all documents and take all further actions requested by Lessor to protect Lessor’s interests under each Lease, including without limitation Uniform Commercial Code financing statements. Lessee irrevocably authorizes Lessor to file UCC financing statements (“UCCs”), and other filings with respect to the Equipment. Without Lessor’s prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to a Lease. Lessee will pay all costs of filing financing statements with respect to a Lease, including (without limitation) documentary stamp taxes. Lessee will cause Lessor’s interest in the Equipment to be noted on any certificate of title relating to the Equipment. Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any change in Lessee’s name or jurisdiction or form of organization; (2) promptly upon the occurrence of any Event of Default or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a “Default”); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or any Lease.

26. Power of Attorney. Lessee hereby irrevocably appoints Lessor, its officers, employees and agents, or any of them, as attorneys-in-fact for Lessee with full power and authority in the place and stead of Lessee and in the name of Lessee or its own name from time to time in Lessor’s discretion, to (a) execute applications for certificates of title or notices of lien relating to titled Equipment, (b) endorse checks, drafts or other instruments drawn by the issuer of insurance covering the Equipment, or (c) execute and deliver any writing and take any other actions that Lessor deems necessary or desirable to perfect or protect Lessor’s interests under a Lease. This power is coupled with an interest and if Lessee is a natural person shall not be affected by any subsequent disability of the Lessee.

27. Enforceability. This Master Equipment Lease shall be binding upon Lessee’s successors and assigns and shall be enforceable by Lessor’s successors and assigns. Time is of the essence.

28. Waivers; Changes in Writing. No course of dealing nor any omission, failure or delay of the Lessor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Lessee expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Lessor and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Lessor. No notice to or demand on the Lessee in any case shall entitle the Lessee to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Lease or consent to any departure by the Lessee therefrom shall in any event be effective unless made specifically in writing by the Lessor and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Lease shall be effective unless made in writing in an agreement signed by the Lessee and the Lessor.

29. No Commitment; Lessor’s Right to Terminate Commitments. This Master Equipment Lease is not a legal commitment to lend and Lessor shall have no obligation to enter into any Schedule unless (1) Lessor has issued a specific commitment for such Schedule, (2) no Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default exists with respect to any agreement or other obligation of Lessee in any capacity to Lessor or any of its Affiliates in any capacity, and (3) none of the following has occurred: (a) there has been a material adverse change in Lessee’s financial position or credit standing as determined by Lessor in the good faith exercise of its business judgment; (b) the Equipment fails to be delivered and accepted by Lessee before the commitment expires; (c) Lessee or any Guarantor fails to cause its counsel to deliver on its behalf any legal opinion requested by the Lessor; (d) Lessee fails to deliver evidence satisfactory to Lessor that Lessee has obtained and will maintain in force during the term of a Lease all federal, state and local permits, licenses and approvals necessary for the acquisition, transportation, operation and maintenance of the Equipment, including (without limitation) disposal of all associated wastes and by-products and protection of operators and other persons in the vicinity of the Equipment; or (e) any other condition specified in the Schedule has not been fulfilled. Immediately upon Lessor’s termination or rejection of a Schedule or commitment based on this Section, Lessee will return, and reimburse Lessor on demand for all sums disbursed by Lessor with respect to, the Equipment and proposed Schedule, including (without limitation) all Lessor’s attorneys’ fees and disbursements, whereupon, if Lessee is not in default with respect to any agreement with Lessor, Lessor will transfer to Lessee without warranty or recourse any rights Lessor may have with respect to the Equipment.

30. Software License; Service Financing. To the extent that any Schedule includes Software:

(a) Lessee acknowledges that (i) all Software listed on any Schedule, or incorporated as a component of any Equipment listed in a Schedule, is governed by separate software license agreement(s) between Lessee and manufacturer(s) or vendor(s) of the Software, solely in its (their) capacity as licensor of such Software (the “Licensor”) relating to Software (the “License Agreement”) governing Lessee’s rights thereto, (ii) the Lease does not convey any explicit or implicit license for the use of the Software or other intellectual property relating to the Equipment, and (iii) Lessor does not hold title to any Software and Lessee is or shall be the licensee of such Software directly from the Licensor.
(b) Lessee shall not amend, modify or otherwise alter, any term or condition of the License Agreement, including, without limitation, any such term or condition related to (i) payment of any amounts due thereunder, (ii) any liabilities or obligations of Lessee as licensee, (iii) the payment of late fees on past due amounts, or (iv) the payment of applicable taxes; provided, however, that this provision shall not apply to those terms and conditions relating solely to amounts owing to Licensor which have not been financed under the Lease.

31. Entire Agreement. This Master Equipment Lease, each Equipment Schedule and each Acceptance Certificate executed pursuant hereto, constitutes the entire agreement between Lessor and Lessee relating to the Equipment and supersedes all prior dealings. This Master Equipment Lease may be amended only in a writing signed by both parties.

32. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Lessee (at its address on the Lessor’s records) or to the Lessor (at the address on page one and separately to the representative of the Lessor responsible for Lessee’s relationship with the Lessor). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Lessee and the Lessor. Lessee shall immediately notify Lessor and any assignee of any change in the location of the Equipment or in Lessee’s address, name, management, financial condition or form of organization.

33. Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Lease, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Lessee's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Lessee and the Lessor shall have amended this Master Equipment Lease to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

34. Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Lessor pursuant to this Master Equipment Lease shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by the Lessor of any right or remedy pursuant to this Master Equipment Lease or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Lessor.

35. Governing Law; Jurisdiction. This Master Equipment Lease has been delivered to and accepted by the Lessor and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Master Equipment Lease will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. LESSEE HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE LESSOR OR ANY OF ITS AFFILIATES MAINTAINS A BRANCH AND CONSENTS THAT THE LESSOR MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT LESSEE’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS LEASE WILL PREVENT THE LESSOR FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST LESSEE INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF LESSEE WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Lessee acknowledges and agrees that the venue provided above is the most convenient forum for both the Lessor and Lessee. Lessee waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Master Equipment Lease.

36. Additional Waivers by Lessee. TO THE FURTHEST EXTENT PERMITTED BY LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED BY UCC ARTICLE 2A SECTIONS 505-522, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO (a) CANCEL OR REPUDIATE THE LEASE, (b) REJECT OR REVOKE ACCEPTANCE OF THE EQUIPMENT, (c) RECOVER DAMAGES FROM THE LESSOR FOR BREACH OF WARRANTY OR FOR ANY OTHER REASON, (d) CLAIM A SECURITY INTEREST IN ANY REJECTED EQUIPMENT IN LESSEE’S POSSESSION OR CONTROL, (e) DEDUCT FROM RENT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM THE LESSOR’S DEFAULT UNDER THE LEASE, (f) ACCEPT PARTIAL DELIVERY OF THE EQUIPMENT, (g) RECOVER FROM LESSOR OR ASSIGNEE ANY GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR ANY REASON WHATSOEVER, AND (h) SPECIFIC PERFORMANCE, REPLEVIN OR THE LIKE FOR ANY OF THE EQUIPMENT. To the furthest extent permitted by law, Lessee also waives any statutory right it may have now or in the future to require the Lessor to sell or re-lease the Equipment or otherwise to mitigate damages.

37. Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Lease. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Lease and shall be deemed continuous. Each provision of this Lease shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Lessee agrees that in any legal proceeding, a photocopy of this Lease kept in the Lessor’s course of business may be admitted into evidence as an original. The captions in this Lease are for convenience only.

38. Waiver of Jury Trial. LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY LESSEE AND LESSOR MAY HAVE IN ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, IN CONNECTION WITH THIS MASTER EQUIPMENT LEASE OR ANY TRANSACTIONS RELATED HERETO. LESSEE REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF LESSOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LESSOR WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. LESSEE ACKNOWLEDGES THAT LESSOR HAS BEEN INDUCED TO ENTER INTO THIS MASTER EQUIPMENT LEASE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

39. Joint and Several Liability. If there is more than one Lessee, each of them shall be jointly and severally liable under this Master Equipment Lease and any Schedule entered into hereunder and the term “Lessee” shall include each as well as all of them.

40. Miscellaneous. (a) This Master Equipment Lease and all of the other lease documents may be executed in counterparts. Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures. The transfer or possession of the “Original” of this Master Equipment Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule; provided, however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked "Original" and all other counterparts shall be marked "Duplicate". (b) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured or any Event of Default shall have occurred and not been waived by Lessor. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing. (c) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Schedule, or to the Equipment, or (B) expose Lessor to any Claims or impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities required by Lessor as a condition to such consent. (d) There is no restriction (either express or implied) on any disclosure or dissemination of the tax treatment or tax structure of the transactions contemplated by this Lease or any documents executed in connection herewith. Further, each party hereto acknowledges that it has no proprietary rights to any tax matter or tax idea or to any element of the transaction structure contemplated by this Lease; and each party hereto (and any employee, representative or agent of any party hereto) may disclose to any and all persons (without limitation of any kind), the Federal tax treatment and Federal tax structure of the transaction contemplated by this Lease. This Section 40(d) is intended to cause the transaction contemplated by this Lease to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and Section 6111 of the Code and the Treasury Regulations promulgated thereunder; and shall be construed in a manner consistent with such purpose.

USA Patriot Act Notice. Lessor hereby notifies the Lessee that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Lessee, which information includes the name and address of the Lessee and other information that will allow Lessor to identify the Lessee in accordance with the Patriot Act. The Lessee agrees to, promptly following a request by Lessor, provide all such other documentation and information that Lessor requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Acknowledgment. LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS MASTER EQUIPMENT LEASE, INCLUDING THE GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

LESSEE ALSO ACKNOWLEDGES THAT ONLY LESSOR’S ORIGINAL OF EACH EQUIPMENT SCHEDULE CONSTITUTES CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. NO SECURITY INTEREST CAN BE PERFECTED BY POSSESSION OF ANY OTHER COUNTERPART.

Date: June 4, 2020   Accepted on: June 4, 2020

LESSEE:   LESSOR:
IEC ELECTRONICS CORP.   M&T BANK

By:	/s/ Thomas L. Barbato	By:	/s/ Tracy Z. Youngman
        Thomas L. Barbato     Tracy Z. Youngman
CFO       Vice President